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                         PUTNAM FUNDS TRUST
                 PUTNAM HIGH QUALITY BOND FUND
        (Name of Registrant as Specified In Its Charter)

           (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                Fund Mergers Q&A, March 1999

THIS Q&A IS DESIGNED TO HELP YOU RESPOND TO QUESTIONS ABOUT
FORTHCOMING CHANGES INVOLVING SEVERAL PUTNAM FIXED-INCOME
FUNDS. PROPOSALS HAVE BEEN MADE TO MERGE TWO SMALLER FUNDS
INTO LARGER FUNDS. EACH ISSUE IS ADDRESSED IN A SEPARATE
SECTION BELOW.

1.   Putnam High Quality Bond Fund merger


WHY IS PUTNAM HIGH QUALITY BOND FUND CLOSING?

  The Trustees have approved Putnam Management's proposal to merge this fund into Putnam American Government Income
  Fund, and shareholders will vote on the proposal July 1, 1999. Consequently, the fund closed to new investors on February 26. Existing shareholders can continue to add to their accounts through reinvestment or purchase of additional shares.

WHY DID PUTNAM MANAGEMENT RECOMMEND THIS MERGER?

  Larger mutual funds typically have lower expense ratios than smaller funds. Therefore, Putnam Management and the Trustees believe merging the relatively small Putnam High
  Quality Bond Fund into a larger fund with a similar strategy and objective will be more cost-efficient and in the best interests of shareholders.

HOW WILL SHAREHOLDERS BE AFFECTED?

  Assuming the merger is approved by shareholders on July
  1, 1999, it will be effective later in July. Shares of Putnam High Quality Bond Fund will be exchanged for shares of Putnam American Government Income Fund to create new accounts of equal net asset value. Both funds pay distributions monthly. The merger is not intended to be a taxable event for shareholders.


HOW DO THE TWO FUNDS COMPARE IN TERMS OF STRATEGY AND
OBJECTIVE?

  While both funds seek current income and invest primarily in U.S. government and agency fixed-income securities, their strategies are slightly different. Putnam American
  Government Fund invests substantially all of its assets in U.S. government and agency securities, Putnam High
  Quality Bond Fund may also invest significantly in investment-grade corporate and foreign bonds.



 HOW DO THE TWO FUNDS COMPARE IN TERMS OF ASSETS?

  As of  March  31, 1999 Putnam American Government Income
  Fund had $1,524,841,774 in assets, compared with $372,697,199 for Putnam High Quality Bond Fund.


HOW HAS THE FUND PERFORMED? HOW HAS PUTNAM AMERICAN
GOVERNMENT FUND PERFORMED?

  The fund's mix of U.S. government and high-quality corporate securities has delivered respectable longer-term performance (class A shares ranked 155 out of 184, 111 out of 147 and 41 out of 97 for U.S. government funds tracked by Lipper* for the 1, 3 and 5 years ended
  December 31, 1998). However, over the short term it has lagged behind the rest of its category (class A shares ranked 155 out of 184 funds for the 12 months ended
  December 31).

  Putnam American Government Income Fund, which invests only in U.S. government and agency securities, has had much stronger results in recent years. Its class A shares ranked in the top quartile for the three- and five-year periods ended December 31, 1998, finishing 32 out of 147
  U.S. government funds tracked by Lipper* and 15 out of 97, respectively, although for the 10-year period it finished 38 out of 50 funds. For the 12 months ended
  December 31, it finished 47 out of 184.

  Returns for the Putnam American Government Income Fund for the 1, 5 and 10 years are as follows:

              Class A      Class B      Class M
              (NAV)        (NAV)        (NAV)

1 year        8.55%        7.68%        8.36%

5 years       6.87%        6.01%        6.63%

10 years      7.64%        6.77%        7.35%


  *Lipper rankings are based on total return performance, vary over time, and do not include the effects of sales charges. Performance of other share classes will vary.
  Past performance is not indicative of future results.


HAVE THERE BEEN RECENT MANAGEMENT CHANGES?

  James Prusko and Jennifer Leichter were appointed managers of the fund in the spring of 1998. This past fall, Jennifer moved on to other responsibilities and was replaced by two new members of Putnam's Core Fixed-Income
  Group. Kevin Cronin, Chief Investment Officer of the group's mortgage and asset-backed team, came to Putnam from MFS Investment Management. Krishna K. Memani, who leads the group's high-grade corporate bond team, came to Putnam from Morgan Stanley.

  Michael Martino has been lead manager of Putnam American
  Government Income Fund since February of 1994. Kevin
  Cronin (see above) joined the team this past fall.


HOW AND WHEN WILL SHAREHOLDERS BE NOTIFIED?

  Shareholders will be sent proxies with complete information about the proposals in mid April and asked to return their votes by July 1.

2.   Putnam High Yield Total Return Fund merger

WHY IS PUTNAM HIGH YIELD TOTAL RETURN FUND CLOSING?

  The Trustees have approved Putnam Management's proposal to merge this fund into Putnam High Yield Trust II, and shareholders will vote on the proposal July 1, 1999.
  Consequently, the fund closed to new investors on February 26. Existing shareholders can continue to add to their accounts through reinvestment or purchase of additional shares.

WHY DID PUTNAM MANAGEMENT RECOMMEND THIS MERGER?

  Larger mutual funds typically have lower expense ratios than smaller funds. Therefore, Putnam Management and the Trustees believe merging the relatively small Putnam High
  Yield Total Return Fund into a larger high yield fund will be more cost-efficient and in the best interests of shareholders.

  In addition, Putnam Management believes that investors currently favor more income-oriented high yield funds such as High Yield Trust II as compared to funds such as the Total Return Fund with its total return orientation.

HOW WILL SHAREHOLDERS BE AFFECTED?

  Assuming the merger is approved by shareholders on July
  1, 1999, it will be effective later in July. Shares of Putnam High Yield Total Return Fund will be exchanged for shares of Putnam High Yield Trust II to create new accounts of equal net asset value. The merger is not intended to be a taxable event for shareholders.

  Both funds pay monthly distributions. The March 31, 1999
  NAV yields for the the funds are as follows:

  Putnam Total Return Fund

  Class A:       9.27%
  Class B:       8.71%
  Class M:       9.18%

  Putnam High Yield Trust II

  Class A:       9.89%
  Class B:       9.18%
  Class M:       9.64%

  However, the funds differ in the manner in which distributions are accrued. Putnam High Yield Trust II accrues a portion of each monthly distribution daily, so shareholders who redeem before the ex-dividend date will receive a portion of that month's distribution. Putnam
  High Yield Total Return Fund's distribution is payable in full to shareholders who held fund shares as of the record date. Those who redeem before the date do not receive the distribution, but its value is still reflected in their share price and would be part of any capital gain or loss on the sale of the shares. Shares redeemed after the record date receive the full amount of the distribution, which would then be taxable as ordinary income.

HOW DO THE TWO FUNDS COMPARE IN TERMS OF ASSETS?

  As of March 31, 1999, Putnam High Yield Trust II had
  $1,250,489,636 in assets, compared with $111,884,858 for
  Putnam High Yield Total Return.

HOW DO THE TWO FUNDS COMPARE IN TERMS OF OBJECTIVE AND
STRATEGY?

     The objectives of the two funds differ to some extent. Putnam High Yield Total Return seeks total return with equal emphasis on capital gains and income. Putnam High Yield Trust II seeks high current income with growth of capital a secondary objective. Thus, Putnam High Yield Trust II is more income oriented. The investment policies of the two funds are similar. Each invests at least 80% of its assets in lower rated fixed income securities.

HOW HAS THE FUND PERFORMED?  HOW HAS PUTNAM HIGH YIELD TRUST
II PERFORMED?

  Returns for Putnam High Yield Trust II are as follows:

              Class A     Class B     Class M
              (NAV)       (NAV)       (NAV)

1 year        0.20%      -0.30%        0.12%
Life          0.20%      -0.30%        0.12%


HAVE THERE BEEN RECENT MANAGEMENT CHANGES?

  Jennifer Leichter has been lead manager of both funds since their inception. Robert Paine is co-lead manager of Putnam High Yield Total Return Fund and was recently added to the Putnam High Yield Trust II team. Jeffrey
  Kaufman, a member of the Putnam High Yield Total Return team, also recently joined the Putnam High Yield Trust II team. Rosemary Thomsen is co-lead manager of Putnam High
  Yield Trust II.

HOW AND WHEN WILL SHAREHOLDERS BE NOTIFIED?

  Shareholders will be sent proxies with complete information about the proposals in mid April and asked to return their votes by July 1.